Exhibit 23.2

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of DDR Corp. of our report dated February 21, 2017 relating to the financial statements of DDR-SAU Retail Fund, L.L.C., which appears in DDR Corp.’s Annual Report on Form 10-K for the year ended December 31, 2017. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Cleveland, Ohio

July 18, 2018